                                                       Exhibit 99.1

                               USCS INTERNATIONAL, INC.

                               401 (k) RETIREMENT PLAN


                    AS AMENDED AND RESTATED AS OF JANUARY 1, 1998

                                  TABLE OF CONTENTS
                                  -----------------

SECTION                                                                    PAGE
-------                                                                    ----

ARTICLE 1   DEFINITIONS                                                       1

ARTICLE 2   ELIGIBILITY, ENROLLMENT AND PARTICIPATION                         9

     2.1    ELIGIBILITY                                                       9
     2.2    ENROLLMENT AND PARTICIPATION                                     10
     2.3    WAIVER OF PARTICIPATION                                          11

ARTICLE 3   CONTRIBUTIONS                                                    12

     3.1    401(k) SAVINGS CONTRIBUTIONS                                     12
     3.2    MATCHING CONTRIBUTIONS                                           14
     3.3    PROFIT SHARING CONTRIBUTIONS                                     16
     3.4    FAIL-SAFE CONTRIBUTIONS                                          17
     3.5    ROLLOVER CONTRIBUTIONS                                           18
     3.6    PAYMENT OF EXPENSES                                              18
     3.7    ALLOCATION OF FORFEITURES                                        19
     3.8    CREDITING OF CONTRIBUTIONS                                       19
     3.9    PROFITS NOT REQUIRED                                             19

ARTICLE 4   LIMITATIONS ON ALLOCATIONS; NONDISCRIMINATION TESTING            20

     4.1    LIMITATION ON ANNUAL ADDITIONS                                   20
     4.2    NONDISCRIMINATION                                                21

ARTICLE 5   VESTING                                                          22

     5.1    VESTED INTEREST IN 401(k) SAVINGS CONTRIBUTIONS                  22
     5.2    VESTED INTEREST IN MATCHING CONTRIBUTIONS                        22
     5.3    VESTED INTEREST IN PROFIT SHARING CONTRIBUTIONS: FORFEITURES     22
     5.4    FORFEITURES OF NON-VESTED PROFIT SHARING
            CONTRIBUTIONS                                                    27
     5.5    VESTED INTEREST IN ROLLOVER CONTRIBUTIONS                        29
     5.6    VESTED INTEREST IN FAIL-SAFE CONTRIBUTIONS                       29

ARTICLE 6   INVESTMENT OF TRUST ASSETS                                       29

     6.1    PARTICIPANT'S ACCOUNT AND VALUATION                              29

     6.2    INVESTMENT OF CONTRIBUTIONS                                      29
     6.3    TRANSFERS BETWEEN INVESTMENT FUNDS                               30

ARTICLE 7   DESIGNATION OF BENEFICIARY                                       31

     7.1    SPOUSE AS BENEFICIARY                                            31
     7.2    CHANGE OF BENEFICIARY                                            32
     7.3    EFFECT OF NOT DESIGNATING BENEFICIARY: DEATH OF BENEFICIARY      32

ARTICLE 8   LOANS                                                            32

     8.1    LOANS TO PARTICIPANTS                                            32
     8.2    LOAN TERMS AND CONDITIONS                                        33
     8.3    LOAN PROCEDURES                                                  33

ARTICLE 9   DISTRIBUTION OF BENEFITS                                         34

     9.1    DISTRIBUTIONS IN GENERAL                                         34
     9.2    TIMING OF DISTRIBUTION                                           34
     9.3    FORM OF DISTRIBUTION                                             34
     9.4    DEFERRAL ELECTION                                                34
     9.5    PAYMENT OF BENEFITS                                              35
     9.6    COMMENCEMENT OF DISTRIBUTIONS FOR PARTICIPANTS
            AGED 70-1/2                                                      36
     9.7    DISTRIBUTION ON TERMINATION OF EMPLOYMENT                        36
     9.8    DISTRIBUTION ON NORMAL RETIREMENT                                36
     9.9    DISTRIBUTION ON LATE RETIREMENT                                  37
     9.10   DISTRIBUTION ON DISABILITY RETIREMENT                            37
     9.11   DEATH DISTRIBUTION                                               37
     9.12   ALTERNATE PAYEE SPECIAL DISTRIBUTION                             37
     9.13   DIRECT ROLLOVER ELECTION                                         37

ARTICLE 10  IN-SERVICE WITHDRAWALS                                           38

     10.1 WITHDRAWAL OF MATCHING CONTRIBUTIONS, PROFIT SHARING CONTRIBUTIONS OR FAIL-SAFE CONTRIBUTIONS NOT
            ALLOWED                                                          38
     10.2   WITHDRAWAL OF ROLLOVER CONTRIBUTIONS FOR SERIOUS
            FINANCIAL HARDSHIP                                               38
     10.3   WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF 401(k)
            SAVINGS CONTRIBUTIONS                                            39
     10.4   NOTIFICATION                                                     41
     10.5   TAXES AND PENALTIES ARE RESPONSIBILITY OF PARTICIPANT            41

     10.6   NO REPAYMENT ALLOWED                                             41
     10.7   WITHDRAWAL AFTER AGE 59-1/2                                      41

     10.8   WITHDRAWAL AFTER ATTAINMENT OF NORMAL RETIREMENT
            AGE                                                              42

ARTICLE 11  FIDUCIARY DUTIES AND RESPONSIBILITIES                            42

     11.1   GENERAL FIDUCIARY STANDARD OF CONDUCT                            42
     11.2   SERVICE IN MULTIPLE CAPACITIES                                   42
     11.3   LIMITATIONS ON FIDUCIARY LIABILITY                               43

ARTICLE 12  THE ADMINISTRATOR                                                43

     12.1   DESIGNATION OF ADMINISTRATOR                                     43
     12.2   DUTIES AND AUTHORITY                                             44
     12.3   EXPENSES AND COMPENSATION                                        45
     12.4   INFORMATION FROM EMPLOYER                                        45
     12.5   ADMINISTRATIVE COMMITTEE: MULTIPLE SIGNATURES                    45
     12.6   RESIGNATION AND REMOVAL: APPOINTMENT OF SUCCESSOR                46
     12.7   INVESTMENT MANAGER                                               46
     12.8   DELEGATION OF DUTIES                                             46

ARTICLE 13  BENEFITS CLAIM PROCEDURE                                         47

     13.1   FILING A CLAIM FOR BENEFITS                                      47
     13.2   DENIAL OF CLAIM                                                  47
     13.3   REMEDIES AVAILABLE FOR DENIAL OF CLAIM                           48
     13.4   LIMITATION OF RIGHTS                                             49
     13.5   MERGERS OR TRANSFERS                                             49

ARTICLE 14  AMENDMENT OR TERMINATION OF THE PLAN                             50

     14.1   AMENDMENT OF THE PLAN                                            50
     14.2   CONDITIONS OF AMENDMENT                                          51
     14.3   TERMINATION OF THE PLAN                                          51
     14.4   FULL VESTING                                                     51
     14.5   DISTRIBUTIONS UPON PLAN TERMINATION                              52
     14.6   APPLICATION OF FORFEITURES                                       52
     14.7   APPROVAL BY THE INTERNAL REVENUE SERVICE                         53
     14.8   SUBSEQUENT UNFAVORABLE DETERMINATION                             53

ARTICLE 15  SUBSTITUTION OF PLANS                                            54

     15.1   SUBSTITUTION OF PLANS                                            54
     15.2   TRANSFER OF ASSETS                                               54


ARTICLE 16  MISCELLANEOUS                                                    55

     16.1   NON-REVERSION                                                    55
     16.2   REFERENCE TO THE CODE AND ERISA                                  55
     16.3   GOVERNING LAW                                                    55
     16.4   COMPLIANCE WITH THE CODE AND ERISA                               55
     16.5   NON-ALIENATION: QUALIFIED DOMESTIC RELATIONS ORDERS              56
     16.6   CONTRIBUTION RECAPTURE                                           56
     16.7   "TOP HEAVY" CONTINGENCY PROVISIONS                               57

ARTICLE 17  TRUST AGREEMENT                                                  59

     17.1   CREATION AND ACCEPTANCE OF TRUST                                 59
     17.2   TRUSTEE CAPACITY; CO-TRUSTEES                                    59
     17.3   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE        60
     17.4   TAXES, EXPENSES AND COMPENSATION OF TRUSTEE                      61
     17.5   TRUSTEE ENTITLED TO CONSULTATION                                 61
     17.6   RIGHTS, POWERS AND DUTIES OF TRUSTEE                             61
     17.7   EVIDENCE OF TRUSTEE ACTION                                       64
     17.8   INVESTMENT POLICY                                                65

                               USCS INTERNATIONAL, INC.

                                401(k) RETIREMENT PLAN

     NATURE OF THE PLAN

     The purpose of this Plan is to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is for the exclusive benefit of Participants and their Beneficiaries.

     The Plan is a defined contribution plan; the Plan is a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1988, as amended (the "Code") that includes a "cash or deferred arrangement" under Section 401(k) of the Code; and the Plan is an employee pension benefit plan under ERISA The Plan consists of three portions:

     (a)  The first portion is the "401(k) Savings" portion.

     (b)  The second portion is the "Matching" portion.

     (c)  The third portion is the "Profit Sharing" portion.

     In addition to contributions for the above portions of the Plan, the Plan allows Rollover Contributions and Fail-Safe Contributions (as hereinafter defined). The Plan does not allow after-tax contributions by Participants.

                                      ARTICLE 1

                                     DEFINITIONS


     In the text of the Plan, where a provision is intended to apply to the entire Plan, the term "Plan" is used. Where a provision is intended to apply to one portion of the Plan, but not to others, the term "401(k) Savings portion", "Matching portion or "Profit Sharing portion", as the case may be, is used.

     In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the term "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

                    1.1   Accrued Benefit ................. the value on
                          any applicable date of the Participant's Account.

                    1.2   Active Participant .............. any Participant
                          who (a) performs duties as an Employee for the Employer, and (b) is not an Inactive Participant.

                    1.3   Affiliate ....................... any corporation
                          which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which USCS International, Inc. is also a member or any trade or business (whether or not incorporated) which is under common control with USCS International, Inc. (within the meaning of Section 414(c) of the Code).

                    1.4   Annual Additions ................ defined in
                          Paragraph 5.1.

                    1.5   Beneficiary ..................... the person or
                          persons entitled to receive any benefit under the Plan in the event of a Participant's death. See
                          Article 7.

                    1.6   Board of Directors .............. the Board of
                          Directors of USCS International, Inc.

                    1.7   Code ............................the Internal Revenue
                          Code of 1986, as amended.


                    1.8   Company Stock ................... Shares of Common
                          Stock, par value $.05 per share, issued by the
                          Company.
                    1.9   Compensation .................... total wages and
                          other compensation paid to an Employee by his Employer during the Plan Year and reportable on the Employee's Wage and Tax Statement (W-2), but excluding bonuses, taxable perquisites, relocation assistance payments, and payments made to or on behalf of an Employee to reimburse him for additional costs and expenses associated with working outside the United States, plus the amount of any elective deferral contributions made in accordance with Code sections 125, 129, 402(a)(8) or 402(h) of the Code and excluding any amount in excess of $160,000 (as adjusted after 1997 for increases in the cost of living pursuant to Code section 401(a)(17)(B). If any Plan Year is shorter than 12-consecutive months, the $160,000 limit discussed above shall be reduced to bear the same ratio to $160,000 as the number of days in the short Plan Year bears to 365.

                    1.10  Disability or Disabled .......... a condition that
                          entitles an Employee to receive primary Social Security benefits as a disabled employee under the Social Security Act.

                    1.11  Disability Retirement Date ...... the first day
                          of the month after the Plan Administrator (a) has been notified in writing that a Participant's incapacity is a Disability and (b) has been provided with proof of entitlement to receive primary Social Security benefits as a disabled employee.

                    1.12  Employee ........................ any common-law
                          employee of the Employer.  A
                          leased employee, as described in Section 414(n) of the Code, is not an Employee for purposes of this Plan.

                    1.13  Employer ........................ USCS
                          International, Inc., CableData, Inc., International Billing Services, Inc. and any other Affiliate which, with the approval of the Board of Directors, has adopted this Plan.

                    1.14  Entry Date ...................... The later of(i)
                          the first day of the month following the date the Employee commences Service or (ii) the date the Employee attains age 21.

                    1.15  ERISA    ............................the Employee
                          Retirement Income Security Act of 1974 (PL 93-406) as it may be amended from time to time, and any regulations issued pursuant thereto as such Act and such regulations affect this Plan and Trust.

                    1.16  ESOP ............................the Employee Stock
                          Ownership Plan

                    1.17  Fail-Safe Contribution .......... discretionary
                          non-elective contributions made by the Employer which are designated as Qualified Nonelective Contributions, are immediately vested and nonforfeitable at all times and satisfy the Code section 401(k) withdrawal restrictions; see Paragraph 3.4.

                    1.18  Fiduciary ....................... any, or all, of
                          the following, as applicable: (a) Any Person who exercises any discretionary authority or control respecting the management of the Plan, the Trust, or its assets; or (b) Any Person who renders investment advice for a fee or other compensation, direct or indirect, respecting any monies or other property of the Plan or the Trust or has authority or responsibility to do so; or (c) Any Person who has discretionary authority or responsibility in the administration of the Plan or the Trust; or
                          (d) Any Person who has been designated by a Named Fiduciary pursuant to authority granted by the Plan, who acts to carry out a fiduciary responsibility, subject to any exceptions granted directly or indirectly by ERISA.

                    1.19  Forfeiture ...................... the amount,
                          if any, by which the value of a Participant's Account exceeds his Vested Interest following such Participant's Termination of Employment, and at the time specified in Section 9.1.



                    1.20  401(k) Savings Contributions .... contributions
                          made by the Employer pursuant to a Salary Deferral Agreement entered into between the Employer and the Participant and which are intended to be part of a cash or deferred arrangement pursuant to Section 401(k) of the Code.

                    1.21  Highly Compensated Employee...... an Employee who
                          (1) was a 5% owner at any time during the Plan Year or the preceding Plan Year, or (2) has Statutory Compensation in excess of $80,000 in the preceding Plan Year and, if so elected by the Company, was in the top-paid 20% of Employees for such preceding Plan Year. The $80,000 amount shall be adjusted after 1997 for increases in the cost of living pursuant to
                          Section 414(q)(1) of the Code.

                    1.22  Inactive Participant ............ any Participant
                          who does not currently meet the requirements to be an Active Participant due to a suspension of the performance of duties for the Employer.

                    1.23  Late Retirement Date ............ the first day
                          of the month coinciding with or next following the date a Participant is separated from

                          Service with the Employer after his Normal Retirement Age, for any reason other than death.

                    1.24  Matching Contributions .......... contributions
                          made by the Employer to the Plan on behalf of a Participant on account of 401(k) Savings Contributions, if any, as set forth in Paragraph 3.2.

                    1.25  Nondiscrimination Tests ......... the tests set
                          forth in Sections 401(k) and 401(m) of the Code and regulations thereunder, as the same may be amended or augmented from time to time.


                    1.26  Non-elective Contributions ...... contributions
                          made by the Employer (other than Matching
                          Contributions) that the Participant may not elect to have paid in cash or other benefits instead of being contributed to the Plan.

                    1.27  Normal Retirement Age ........... Age 59 1/2 with
                          at least five Years of Service. In no event, however, shall an Employee's Normal Retirement Age be later than his 65th birthday.

                    1.28  Normal Retirement Date .......... the first day
                          of the month coinciding with or next following the date a Participant attains his Normal Retirement Age.

                    1.29  Participant ..................... any Employee of
                          the Employer, who is or becomes eligible to participate and enrolls under this Plan in accordance with its provisions; the term "Participant" shall include both an Active Participant and an Inactive Participant.

                    1.30  Participant's Account ........... the sum of the
                          following sub-accounts held on behalf of each
                          Participant: (a) 401(k) Savings Contributions, if any and earnings thereon,

                          (b) Matching Contributions, if any, and earnings thereon, (c) Profit Sharing Contributions, if any, and earnings thereon, (d) Rollover Contributions, if any, and earnings thereon, (e) Fail-Safe Contributions, if any, and earnings thereon, and (f) Diversification transfers made in accordance with
                          Section 3.10 of the Plan, if any, and earnings thereon.

                    1.31  Person .......................... any natural person, partnership, corporation, trust or estate.

                    1.32  Plan ............................ this 401(k)
                          Retirement Plan, the terms of which are set forth herein and as the same may be amended from time to time.

                    1.33 Plan Administrator or Administrator or Administrative Committee ...the terms Plan Administrator, Administrator, and Administrative Committee are used interchangeably throughout the Plan and Trust and shall mean that person or persons designated by the Employer pursuant to Section 12.1 of the Plan, or, in the absence of such designation, the Employer.

                    1.34  Plan Year .......................      the
                          12-month period commencing on January 1 and ending on the following December 31 except that the first Plan Year shall begin on July 1, 1991 and end on December 31, 1991.

                    1.35  Profit Sharing Contributions .... see Paragraph
                          3.3.

                    1.36  Qualified Matching Contributions..     Matching
                          Contributions which are designated as Qualified Matching Contributions, and are immediately vested and nonforfeitable at all times and satisfy the Code section 401(k) withdrawal restrictions.

                    1.37  Rollover Contributions .......... payments made
                          to the Trust in accordance with Section 3.5.

                    1.38  Salary Deferral Agreement ....... an agreement
                          between a Participant and the Employer to defer some of the Participant's Compensation for the purpose of making 401(k) Savings Contributions to the Plan.

                    1.39  Serious Financial Hardship ...... the occurrence
                          of an immediate and heavy financial need of the Participant, as set forth in Paragraphs 10.2 and 10.3

                    1.40  Service   ..................................
                          employment with the Employer or with any Affiliate.

                    1.41  Statutory Compensation .......... The total
                          remuneration paid to an Employee by an Employer or an Affiliate during the Plan Year for personal services rendered, plus the amount of any 401(k) Savings Contributions made by an Employee for the Plan Year under the Plan and any amounts he elects to have withheld for the Plan Year under a "cafeteria plan" described in Section 125 of the Code and excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits. For the 1997 Plan Year only, "Statutory Compensation" shall mean the total remuneration paid to an Employee by an Employer or an Affiliate during the Plan Year for personal services rendered, excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits and for purposes of the definition of "Highly Compensated Employee," "Statutory Compensation" shall include any 401(k) Savings Contributions made by an Employee for the Plan Year under the Plan and any amount he elects to have withheld for the Plan Year under a "cafeteria plan" described in Section 125 of the Code.

                    1.42  Statutory Dollar Amount ......... for any Plan
                          Year, $30,000, as may be increased pursuant to
                          Section 415(c)(1)(A) of the Code.

                    1.43  Termination of Employment ....... the severance
                          of the employer-employee relationship between an Employee and all Affiliates. The transfer by an Employee from one Affiliate to another shall not be deemed a Termination of Employment.

                    1.44  Trust ...........................the trust formed by the trust agreement entered into by the Employer and the Trustee, which trust agreement forms a part of, and implements the provisions of this Plan.

                    1.45  Trustee .........................one or more persons collectively appointed and acting under the trust agreement, and any successor thereto.

                    1.46  USCS International, Inc. ........ USCS
                          International, Inc., a Delaware Corporation, and any successor by merger, acquisition, consolidation or otherwise that assumes the obligations of USCS International, Inc. under the Plan.

                    1.47  Vested Interest .................on any date, the
                          nonforfeitable right to an immediate or deferred benefit.


                                      ARTICLE 2

                      ELIGIBILITY, ENROLLMENT AND PARTICIPATION


2.1  ELIGIBILITY.

     (a) EMPLOYEES EMPLOYED AS OF JULY 1, 1991. Except as provided in subparagraphs (d) and (e) below, each Employee who is employed by the Employer as of July 1, 1991, shall be eligible to become a Participant.

     (b) EMPLOYEES EMPLOYED AFTER JULY 1, 1991. Except as provided in subparagraphs (d) and (e) below, each Employee who becomes employed by the Employer after July 1, 1991, shall be eligible to become a Participant as of the next Entry Date after both of the following requirements are met:

          (1)  he has attained the age of 21 and

          (2)  he has either

               (i)   completed three (3) consecutive months of Service or

                              (ii) completed one (1) year of Service (in which he is credited with at least 1000 hours of Service).

          EFFECTIVE JANUARY 1, 1995, except as provided in subparagraphs (d),
(e) and (g) below, (i) each Employee who is employed by the Employer as of January 1, 1995 shall be eligible to become a Participant as of January 1, 1995, provided he has attained the age of 21, and (ii) each Employee who becomes employed by the Employer after January 1, 1995 shall be eligible to become a Participant as of the next Entry Date after he has attained the age of 21.

     (c) REEMPLOYED PARTICIPANTS. Except as provided in subparagraph (e) below, a former Participant who is reemployed by the Employer shall become a Participant as of the date of his reemployment.

     (d)  EMPLOYEES SUBJECT TO COLLECTIVE BARGAINING AGREEMENT AND EMPLOYEES OF

FOREIGN AFFILIATES. An Employee whose terms of Service are covered by a collective bargaining agreement shall not be eligible to participate in the Plan unless the terms of such agreement specifically provide for participation in the Plan. An Employee who is a nonresident alien and who receives no earned income from an Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan.

     (e)  LEASED EMPLOYEES NOT ELIGIBLE.  A leased employee (as described in
Section 414(n) of the Code) shall not be eligible to participate in the Plan (but shall be counted for purposes of Nondiscrimination Testing).


     (f) TEMPORARY EMPLOYEES NOT ELIGIBLE. A temporary Employee whose period of Service is less than one year shall not be eligible to participate in the Plan.

     (g) SPECIAL ELIGIBILITY FOR A PORTION OF PROFIT SHARING CONTRIBUTIONS. Eligibility for participation under the first sentence of Section 3.3 shall be solely that the Employee is employed by the Employer as of the last day of the Plan Year.

2.2  ENROLLMENT AND PARTICIPATION.

     Each Participant will be eligible for the "fixed" Profit Sharing Contribution in accordance with Section 3.3 on the date he commences Service. Each Participant will become eligible for the "variable" Profit Sharing Contribution in accordance with Section 3.3, and will be eligible to make 401(k) Savings Contributions in accordance with Section 3.1, as of the next Entry Date after he has become a Participant.

2.3  WAIVER OF PARTICIPATION.

     Notwithstanding any provision of the Plan to the contrary, any Employee, in accordance with the rules of the Plan, may decline to become a Participant or cease to be an Active Participant by filing a written waiver of participation with the Administrator in the manner it prescribes. Such waiver must be filed prior to the date such Employee is eligible to become a Participant, or in the case of an Active Participant, in the last month of the Plan Year immediately preceding the Plan Year for which he wishes to cease being an Active Participant.

     Any Employee who files such a waiver shall not become a Participant, or if an Active Participant, shall elect to cease to be such as of the first day of the succeeding Plan Year; and such employee shall not receive any additional compensation or other sums by reason of his waiver of participation.

     Any such waiver may be rescinded by an Employee effective as practicable after such filing.

                                      ARTICLE 3
                                    CONTRIBUTIONS

3.1  401(k) SAVINGS CONTRIBUTIONS.

     Each Active Participant may enter into a written Salary Deferral Agreement with the Employer in an amount equal to not less than 1% nor more than 12% of his Compensation in whole percentages for the Contribution Period. As used herein, the term "Contribution Period" means the period of time during which salary deferral is authorized under a Salary Deferral Agreement. In consideration of such agreement, the Employer will make a contribution for each Contribution Period on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Contribution Period pursuant to the Salary Deferral Agreement then in effect. 401(k) Savings Contributions shall be paid by the Employer to the Trust as soon as practicable after such amounts have been withheld, but in no event later than the 15th business day of the month following the month in which such amounts were withheld.

     Salary Deferral Agreements shall be governed by the following provisions:

     (a) Amounts contributed pursuant to a Salary Deferral Agreement shall be 100% vested and nonforfeitable at all times.

     (b) Amounts contributed during a calendar year pursuant to a Salary Deferral Agreement shall not exceed $9,500 multiplied by the applicable cost of living adjustment factor prescribed under Code Section 402(g)(5).

     In the event that amounts contributed during a calendar year pursuant to a Salary Deferral Agreement or other cash or deferred arrangements described in
Section 401(k) or 403(b) of the Code exceed the limit specified above, then the excess amount plus earnings thereon shall be distributed to the Participant by the April 15 following the calendar year in which such amount was contributed, provided that the Participant notifies the Plan Administrator no later than 30 days in advance of his intent to withdraw such excess deferral.

     (c) Amounts contributed pursuant to a Salary Deferral Agreement, which are not in excess of the limit described in Subsection (b) above, shall be subject to the Limitations on Allocations in accordance with Article 4.

     401(k) Savings Contributions which are in excess of the limit described in Subsection (b) shall also be subject to the Article 4 limitations if such amounts plus earnings thereon are not distributed by the April 15 following the calendar year in which the amounts were contributed.

     (d) A Salary Deferral Agreement may be changed by a Participant at any time or times during the Plan Year by filing written notice thereof with the Administrator. Such notice shall be effective, and the Salary Deferral Agreement shall be changed on the beginning of the pay period immediately following the date specified in such notice, which date must be at least 7 days after such notice is filed.

     (e) If the Employer determines that the percentage election made by Highly Compensated Employees may violate Section 401(k) of the Code, the Employer may require a reduction on a prospective basis of the amount deferred by the Highly Compensated Employees to assure compliance with the Code.

     (f) If the Employer changes or suspends its Salary Deferral Agreements as described in Subsection (e) above, then the affected Participants shall continue to participate in the Plan. When the situation that resulted in the change or suspension of the Salary Deferral Agreements as described in Subsection (e) above ceases to exist, the Employer shall reinstate the Salary Deferral Agreements to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

     (g) 401(k) Savings Contributions shall be subject to relevant Nondiscrimination Tests described in Section 401 (k)(3) of the Code and Section 1.401(k)-1(b) of the Treasury regulations thereunder.

     (h) A Participant who is absent from employment on account of an unpaid authorized leave of absence or military leave shall have his Salary Deferral Agreement suspended during such unpaid leave. Such suspension of contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation is resumed. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.2  MATCHING CONTRIBUTIONS.

     The Employer shall make a Matching Contribution in an amount equal to $.50 for each $1.00 by which a Participant defers his Compensation pursuant to a Salary Deferral Agreement up to a maximum of 6% of his Compensation, subject to the Limitations on Allocations specified in Article 4. Matching Contributions shall be made only for such Participants who are Active Participants as of the last day of the Plan Year. The amount of the Matching Contribution shall be determined on a pay-period-by-pay-period basis. The Matching Contribution shall be paid to the Trust on an annual basis (or more frequently, if the Employer so elects). The Employer's obligation to make a Matching Contribution shall be reduced by the amount of any Forfeitures for the Plan Year. Matching Contributions shall be subject to the relevant Nondiscrimination Tests described in Section 401(m)(2) of the Code and Section 1.401(m)-1(b) of the regulations thereunder and Section 401(m)(9) of the Code and Section 1.401(m)-2 of the regulations thereunder. The Employer may designate at the time of contribution that all or a portion of such Matching Contributions be treated as

Qualified Matching Contributions.

     Such Matching Contribution shall be allocated as of the last day of the Plan Year for which such contribution is made to each Participant who is an Active Participant as of that day.

     Notwithstanding the above provision, an allocation will be made on behalf of a Participant who dies, terminates employment after reaching age 65, or becomes Disabled during the Plan Year.

     The Matching Contribution described in this Paragraph 3.2 for any plan year shall be paid to the Trust as soon as practical on or after the last day of such plan year as determined by the USCS International, Inc. Board of Directors, but in any event not later than the date which is prescribed by law for filing the employers federal income tax return, including any extension thereof.

3.3  PROFIT SHARING CONTRIBUTIONS.

     The Employer shall make a "fixed" contribution under the Plan for each Plan Year in an amount equal to 3% of the Compensation of all Participants who are Active Participants as of the last day of the Plan Year.

     The Employer shall also make a "variable" contribution under the Plan for each Plan Year after 1995 in an amount equal to 10% of the Employer's Pre-Tax Income for such Plan Year (subject to a maximum limit of 5% of the aggregate payroll of all Employees), less the total of any bonuses paid in December of such Plan Year to Employees as a part of the Employer's "Profit Sharing Program." Such "variable" Profit Sharing Contributions shall be allocated as of the last day of the Plan Year for which such contributions are made to each Participant who is an Active Participant as of the last day of the Plan Year. The "variable" contributions shall be allocated to each such Participant, in an amount not to exceed 5% of his Compensation, in the proportion that the Compensation paid to each Participant during the Plan Year bears to the

Compensation paid to all such Participants, subject to the Limitation on Allocations specified in Article 4.

     For purposes of the "fixed" contribution only, Compensation shall include any taxable perquisites and all bonuses. For purposes of the "variable" contribution only, Compensation shall include any taxable perquisites, all bonuses and an additional amount equal to the 401(k) Savings Contributions made for that Plan Year.

     The Employer may designate at the time of contribution that all or a portion of such Profit Sharing Contributions be treated as a Qualified Non-Elective Contribution.

     Any "variable" Profit Sharing Contribution allocated based on the additional amount equal to the 401(k) Savings Contributions made for that Plan Year shall be treated as Matching Contributions for purposes of the relevant Non-Discrimination Tests described in Section 3.2 of the Plan.

     The Profit Sharing Contributions for any Plan Year shall be paid to the Trust as soon as possible on or after the last day of such Plan Year after the Employer's audited financial results are known and the contribution amounts have been determined, but in any event not later than the date which is prescribed by law for filing the Employer's federal income tax returns, including any extensions thereof.

3.4  FAIL-SAFE CONTRIBUTIONS.

     The Employer reserves the right to make a discretionary Non-Elective Contribution to the Plan for any Plan Year, if the Employer determines that such a contribution is necessary to ensure that either of the relevant
Nondiscrimination Tests will be satisfied for that Plan Year. Such amount shall be designated by the Employer at the time of contribution as a Qualified Non-Elective Contribution and shall be known as a Fail-Safe Contribution.

     The Fail-Safe Contribution shall be made on behalf of all eligible non-Highly Compensated Employees who are Participants and who are considered under the

Actual Deferral Percentage Test or the Actual Contribution Percentage Test.
This contribution shall be allocated to the Participant's Account of each such Participant in an amount equal to a fixed percentage which shall be equal to the minimum fixed percentage necessary to be contributed by the Employer on behalf of each eligible non-Highly Compensated Employee who is a Participant so that the Actual Deferral Percentage Test or the Actual Contribution Percentage Test is satisfied.

     The Fail-Safe Contribution for any Plan Year as determined above shall be paid to the Trust at the end of the Plan Year, or as soon as practicable on or after the last day of such Plan Year, but in no event later than the date which is prescribed by law for filing the Employer's federal income tax return including any extensions thereof.

3.5  ROLLOVER CONTRIBUTIONS.

     Without regard to the Limitation on Allocations imposed under Article 4, subject to such terms and conditions as may be established from time to time by the Administrator, a Participant may make a Rollover Contribution to the Trust by delivering such contribution to the Trustee, together with a written certification, satisfactory to the Administrator, that the contribution qualifies as a Rollover Contribution under Section 402(c)(4) or 408(d)(3) of the Code. Such Employee's Rollover Contributions shall be allocated to his Rollover Contributions subaccount and may be invested in any fund authorized under the provisions of this Plan. No Rollover Contribution shall be accepted from the ESOP.

3.6  PAYMENT OF EXPENSES.

     The Employer may contribute to the Plan the amount necessary to pay any applicable expense charges and administration charges. In lieu of the Employer contributing the amount necessary to pay such charges, these expenses may be paid from Plan assets.

3.7  ALLOCATION OF FORFEITURES.

     Forfeitures for the Plan Year shall be considered as part of Matching Contributions for that Plan Year. If such Forfeitures exceed the amount of Matching Contributions required for that Plan Year, such Forfeitures shall be treated as Profit Sharing Contributions made by the Employer for that Plan Year.

3.8  CREDITING OF CONTRIBUTIONS.

     Contributions shall be credited to the Participant Account of each Participant for whom such contributions are made in accordance with the provisions of Article 6.

3.9  PROFITS NOT REQUIRED.

                              Contributions to this Plan shall not be precluded because the Employer does not have net profits. Notwithstanding the existence of net profits, the Employer may determine in its sole discretion that it will make no Profit Sharing Contributions in excess of the minimum required by the first sentence of the first paragraph of Section 3.3 or Fail-Safe Contributions for such Plan Year. Contributions to this Plan shall not be made if such contributions may not be allocated by reason of the limitation described in Paragraph 4.1 or if such contributions are not deductible under
                              Section 404(a) of the Code.

3.10 TRANSFERS FROM ESOP.

     If all or a portion of a Participant's interest under the ESOP is transferred to the Plan in accordance with Sections 12(e), 13(b) or 13(c) of the ESOP, such transferred amounts shall be credited to a Participant's "Diversification subaccount" under the Plan.

The portion (if any) of a Participant's interest under the ESOP that is transferred in shares of Company Stock shall initially be a part of the Company Stock Fund (as described in Section 6.4) and thereafter, such amounts may be invested in any manner authorized under the provisions of this Plan.

                                      ARTICLE 4
                LIMITATIONS ON ALLOCATIONS; NONDISCRIMINATION TESTING

4.1  LIMITATION ON ANNUAL ADDITIONS.

     The Annual Additions for each Plan Year with respect to any Participant may not exceed the lesser of:

     (a)  25% of his Statutory Compensation; or

     (b)  the Statutory Dollar Amount.

     For this purpose, "Annual Additions" shall be the total of the 401(k) Savings Contributions, Matching Contributions, and Profit Sharing Contributions allocated to the Account of a Participant for the Plan Year, plus Employer ESOP contributions and forfeitures allocated to the ESOP Account of the Participant, except as provided in Section 16(f)(1) of the ESOP.

     If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of this limitation would exceed the amount set forth in this limitation, the allocation to his Accounts under the ESOP shall be reduced prior to reducing the allocations to him under this Plan. If, after such reduction, the aggregate amount that would be allocated still exceeds the amount set forth in this limitation, the amounts to be allocated to the Participant's Accounts shall be reduced in the following order: first, the amount of "fixed" Profit Sharing Contributions for the Plan Year shall be reduced and reallocated to the Accounts of remaining Participants; next, the amount of "variable" Profit Sharing Contributions shall be reduced and reallocated to the Accounts of remaining Participants; next, the amount of Matching Contributions for the Plan Year shall be reduced and reallocated to the Accounts of remaining Participants; next, the amount of Qualified
Non-Elective Contributions for the Plan Year shall be reduced and reallocated to the Accounts of remaining Participants; and, finally, the amount of 401(k) Savings Contributions for the Plan Year shall be returned to the Participant, together with the income thereon.

4.2  NONDISCRIMINATION.

     The Plan shall not discriminate in favor of Highly Compensated Employees as to coverage, contributions or benefits and the Plan shall be subject to and pass the relevant Nondiscrimination Tests set forth in the Code, as the same may be amended from time to time. For this purpose, the Administrator may direct the Trustee to distribute a portion of the 401(k) Savings Contribution and/or the Matching Contribution of a Highly Compensated Employee to such employee (together with any income attributable thereto no later than December 31 of the following Plan Year, determined by reducing the 401(k) Savings and/or Matching Contributions in order of the actual dollar amount of such 401(k) Savings and/or Matching Contributions beginning with the highest of such dollar amounts.

                                      ARTICLE 5
                                       VESTING

5.1  VESTED INTEREST IN 401(k) SAVINGS CONTRIBUTIONS.

     A Participant's interest in 401(k) Savings Contributions in his Account shall be

100% vested and nonforfeitable at all times.

5.2  VESTED INTEREST IN MATCHING CONTRIBUTIONS.

     A Participant's interest in Matching Contributions in his Account shall be 100% vested and nonforfeitable at all times.

5.3  VESTED INTEREST IN PROFIT SHARING CONTRIBUTIONS: FORFEITURES.

     A Participant's interest in Profit Sharing Contributions in his Account shall vest and become nonforfeitable as follows:

     (a) A Participant's interest in Profit Sharing Contributions shall be 100% vested and nonforfeitable without regard to his credited Service if he (i) is employed by the Employer or an Affiliate on or after his 65th birthday; (ii) incurs a Disability while employed by the Employer or an Affiliate; or (iii) dies while employed by the Employer or an Affiliate.

     (b) Except as otherwise provided under Subsection (a) above, a Participant's interest in Profit Sharing Contributions shall become vested and nonforfeitable in accordance with the following schedule:

                                        Nonforfeitable
                                            Vesting
          Years of Service                 Percentage
          ----------------              ---------------

          Less than 3 years                    0%
          3 but less than 4 years             30%
          4 but less than 5 years             60%
          5 or more years                    100%


     (c) For purposes of determining vesting percentage, the following definitions shall apply:

          (1) A "Year of Service" shall mean a calendar year during which an Employee has completed at least 1,000 Hours of Service; all Years of Service with the

Employer shall be taken into account except those calendar years in which a Participant did not complete at least 1,000 Hours of Service. For vesting purposes, all Years of Service with the Employer shall be taken into account (including Years of Service prior to the establishment of this Plan).

          (2) For purposes of determining the "Hours of Service" to be credited to an Employee under the Plan, the following rules shall apply:

          Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of service for which an Employee is paid or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.

          The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of Section 2530.200b-2 of the regulation: prescribed by the U.S. Department of Labor which rules shall be consistently applied with respect to all Employees within the same job classification. Each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties, however, shall be credited to the calendar year in which the bi-weekly payroll period ends (and not the calendar year in which the duties were performed).

          Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically a related expenses.

          An Employee compensated on an hourly basis shall be credited for each Hour of Service as described above. A salaried Employee shall be credited with 90 Hours of Service for each bi-weekly payroll period in which he completes at least one Hour of Service.

          (3) A one-year Break in Service shall occur in a Plan Year in which an Employee is not credited with more than 500 Hours of Service as a result of his termination of Service. A five-consecutive-year Break in Service shall be five consecutive one-year Breaks in Service.

     For purposes of determining whether a Break in Service has occurred, if an Employee begins a maternity/paternity absence described in Section 411(a)(6)(E)(i) of the Code after December 31, 1984, the computation of his Hours of Service shall include the Hours of Service that would have been credited if he had not been so absent (or eight Hours of Service for each normal work day of such absence if the actual Hours of Service cannot be determined). An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which such absence begins (if such crediting will prevent him from incurring a Break in Service in such Plan Year) or in the next following Plan Year.

     In addition, a Break in Service will not be deemed to have occurred as a result of the following:

          (1) service in the armed forces of the United States or any of its allies during a period of declared national emergency, in the time of war or in the compulsory military service of the United States, for a period commencing with the commencement of such service and extending for the time during which his employment rights are guaranteed by applicable Federal law following his discharge or severance from such service; or

          (2) leaves of absence granted by an Employer in writing and in a nondiscriminatory manner for any purpose for a period commencing with the commencement of such leave and ending with its expiration date or any extensions thereof.

     (d) If a former Employee is reemployed after a one-year Break in Service, the following special rules shall apply in determining his Credited Service:

          (1) New Accounts will be established to reflect his interest in the Plan attributable to Service after the Break in Service.

          (2) If he did not incur a one-year Break in Service prior to January 1, 1985, and is reemployed prior to the occurrence of a five -consecutive year Break in Service, Credited Service after the Break in Service will increase his vested interest in his Accounts (including any restored Accounts) attributable to his Service prior to the Break in Service. If he is reemployed after the occurrence of a five-consecutive-year Break in Service, Credited Service after the Break in Service will not increase his vested interest in his Accounts attributable to Service prior to the Break in Service.

          (3) After he completes one Plan Year of Credited Service following reemployment, his Credited Service with respect to his new Accounts will include his Credited Service accumulated prior to the Break in Service.

          (4) Notwithstanding paragraph (3), in the case of an Employee who incurred a one- year Break in Service prior to January 1, 1985, and who had not attained a vested interest under the Plan, Service prior to the Break in Service shall not be included in determining his Credited Service if the number of consecutive Break in Service years as of December 31, 1984, equaled or exceeded the Credited Service accumulated prior to the Break in Service.

          (5) The above notwithstanding, in the case of an Employee who did not incur a one-year Break in Service prior to January 1, 1985 (or who incurred a one-year Break in Service prior to January 1, 1985, but the number of consecutive Break in Service years as of December 31, 1984, was less than the number of years of Credited Service accumulated prior to the Break in Service), who is reemployed after a five consecutive-year Break in Service and who has not attained a vested interest under the Plan, Service prior to the Break in Service shall not be included in determining his Credited Service.

5.4  FORFEITURES OF NON-VESTED PROFIT SHARING CONTRIBUTIONS.

     (a) If at the time of his Termination of Employment the Participant is not 100% vested and does not take a distribution from the portion of his Vested Interest that is attributable to Employer contributions, the non-vested portion of his Participant's Account shall be placed in a separate account and will become a Forfeiture upon the date such terminated Participant incurs five consecutive one-year Breaks in Service. If such a terminated Participant is rehired by the Employer and re-enrolls in the Plan before incurring five consecutive one-year Breaks in Service, the non-vested portion shall be restored to his Participant's Account and shall not become a Forfeiture.

     (b) If at the time of his Termination of Employment the Participant is not 100% vested and does take a distribution from the portion of his Vested Interest that is attributable to Employer contributions, or if the Participant is 0% vested, the non-vested portion of his Participant's Account shall be placed in a separate account and will become a Forfeiture upon the date such terminated Participant incurs a one-year Break in Service.

     (c) RESTORATION OF FORFEITURE. If a terminated Participant, whose separate account became a Forfeiture in accordance with Paragraph (b) is later rehired by the Employer and re-enrolls in the Plan before incurring five consecutive one-year Breaks in Service, then the amount of the Forfeiture shall be restored from the forfeiture reallocation pool if the Participant repays the distribution that was made at his Termination of Employment. Such repayment must be made before the Participant has incurred five consecutive one- year Breaks in Service following the date he received the distribution or five years after the Participant is re-employed by the Employer, whichever date is earlier.

     (d) Until the time a reemployed Participant repays the distribution made at his Termination of Employment in accordance with the preceding terms of this Section, or if the Participant does not repay such distribution, the Participant's vested or nonforfeitable portion of the separate account established in accordance with this Section shall, at any relevant time, be equal to an amount ("X") determined by the following formula:


                            X = P {AB + (R x D)} - (R x D)

For the purposes of applying this formula: P = The Participant's Vesting Percentage at the relevant time; AB = The account balance at the relevant time; R = The ratio of the account balance at the relevant time to the account balance after the distribution; D = The amount of the distribution.

     (e) A Participant shall have no further interest in or any rights to any portion of his Participant's Account that becomes a Forfeiture due to his Termination of Employment once the Participant incurs five consecutive one-year Breaks in Service.

     (f) In the event that a former Participant is rehired by the Employer and the Employer is required by the provisions of this Plan to restore the amount of a separate account that had been created upon such Participant's prior Termination of Employment and later forfeited, Forfeitures, if any, will first be used to restore such separate account to its value as of such Participant's prior Termination of Employment date. In the event that the available Forfeitures are not sufficient to make such restoration, the Employer will make an additional contribution sufficient to make such restoration.

5.5  VESTED INTEREST IN ROLLOVER CONTRIBUTIONS.

     A Participant's interest in Rollover Contributions in his Account shall be 100% vested and nonforfeitable at all times.

5.6  VESTED INTEREST IN FAIL-SAFE CONTRIBUTIONS.

     A Participant's interest in Failsafe Contributions in his Account shall be 100% vested and nonforfeitable at all times.

                                      ARTICLE 6

                              INVESTMENT OF TRUST ASSETS

6.1  PARTICIPANT'S ACCOUNT AND VALUATION.

     A Participant's Account shall be maintained on behalf of each Participant until such account is distributed in accordance with the terms of this Plan. At least once per year, as of the last day of the Plan Year, each Participant's Account shall be adjusted for any earnings, gains, losses, contributions, and expenses attributable to such Plan Year, in order to obtain a new valuation of the Participant's Account.

6.2  INVESTMENT OF CONTRIBUTIONS.

     Each Participant shall have the exclusive authority to direct the investment of contributions made to his Participant's Account among the investment funds designated by the Employer. The Participant shall elect, by written notice to the Plan Administrator or by such other means as the Plan Administrator shall designate, to have a specified percentage invested in one or more investment fund(s), as long as the designated percentage for each fund is a whole number, and the sum of the percentages allocated is equal to 100%. Each Participant shall bear sole responsibility for the investment of his Account and the Administrator shall not have any responsibility or liability for any losses that may occur in connection therewith.

     In the event that a Participant does not direct the investment of Profit Sharing portion, the Administrator will automatically invest such Profit Sharing Contributions in the Long Term Guaranteed fund until such time as the Participant makes an investment election.

     In the event that Matching Contributions, Profit Sharing Contributions or Fail-Safe Contributions are made to the Plan and allocated to Participants' Accounts in the form of Company Stock, such amounts shall initially be invested in the "Company Stock Fund" (as described in Section 6.4) and thereafter, such amounts may be invested in any manner authorized under the provisions of this Plan.

6.3  TRANSFERS BETWEEN INVESTMENT FUNDS.

     The Participant may change the designated percentages to be invested in each particular investment fund at any time or times during a Plan Year, subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested.

     The Plan Administrator shall provide each Participant with a form or other means by which the Participant may use to select among the investment funds designated by the Employer.

6.4  COMPANY STOCK FUND.

     Effective as of January 1, 1998, one of the investment funds available to Participants shall be a "Company Stock Fund." If a Participant directs that all or a portion of the contributions made to his Account be invested in the Company Stock

Fund, then such amounts will be invested in Company Stock. The Trustee may acquire shares of Company Stock through open-market purchases or from the Company, and any purchase of Company Stock from the Company shall be made only at a price not less favorable to the Plan than the offering price for Company Stock as established by the current NASDAQ bid and asked prices.


                                      ARTICLE 7

                              DESIGNATION OF BENEFICIARY



7.1  SPOUSE AS BENEFICIARY.

     The Participant's spouse is the designated Beneficiary of 100% of the Participant's Vested Interest; provided, however, that each Participant shall have the right to designate another Beneficiary(ies) in lieu of his spouse, provided his spouse consents in writing to such designation. The spouse's consent must be in writing, must acknowledge the financial effect of the designation of the Beneficiary and must be witnessed by a notary public. If the spouses consent specifically acknowledges a nonspouse Beneficiary designated by the Participant and does not grant the Participant the right to make future changes to this designation without spousal consent, then the Participant may not subsequently designate another nonspouse Beneficiary without the further written consent of the spouse. Alternatively, the spouse's consent may expressly allow the Participant to change his designation of a nonspouse Beneficiary without additional spousal consent. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed to be effected. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed waiver, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

7.2  CHANGE OF BENEFICIARY.

     The Participant may change any and all Beneficiaries at any time, subject to the requirement of Paragraph 7.1 regarding the written consent of the spouse.

7.3  EFFECT OF NOT DESIGNATING BENEFICIARY: DEATH OF BENEFICIARY.

     If no designated Beneficiary survives the Participant, the Participant's entire Vested Interest shall be distributed to the Participant's spouse, if living and reasonably able to be located, otherwise the Participant's entire Vested Interest shall be paid to the executor or administrator of the Participant's estate.


                                      ARTICLE 8

                                        LOANS


8.1  LOANS TO PARTICIPANTS.

     The Plan Administrator may make a bona fide loan to a Participant, in the amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer, does not exceed the lesser of $50,000 reduced by the excess of the Participant's highest outstanding loan balance during the 12 months preceding the date on which the loan is made over the outstanding loan balance on the date the new loan is made, or 50% of the Participant's Vested Interest in his Participant's Account.

8.2  LOAN TERMS AND CONDITIONS.

     The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate; provided, however, that all loans granted hereunder: (a) are available to all Participants and Beneficiaries, who are parties-in-interest pursuant to Section 3(14) of ERISA, on a reasonably equivalent basis; (b) are not made available to Highly Compensated Employees on a basis greater than the basis made available to other employees; (c) bear a reasonable rate of interest; (d) are adequately secured; and (e) are made in accordance with and subject to all of the provisions of this Article. Loan repayments may be suspended under this Plan as permitted under Section 414(u) of the Code.

8.3  LOAN PROCEDURES.

     The Plan Administrator shall establish a written set of procedures, set forth in the summary plan description, by which all loans will be administered. Such rules, which are incorporated herein by reference, will include, but not be limited to, the following: (a) the person or persons authorized to administer the loan program, identified by name or position; (b) the loan application procedure; (c) the basis for approving or denying loans; (d) any limits on the types of loans permitted; (e) the procedure for determining a "reasonable" interest rate; (f) acceptable collateral; (g) default conditions; and (h) steps which will be taken to preserve Plan assets in the event of a default.

                                      ARTICLE 9

                               DISTRIBUTION OF BENEFITS


9.1  DISTRIBUTIONS IN GENERAL.

     All distributions hereunder shall be made as of the date specified, in accordance with the requirements of Article 10.

9.2  TIMING OF DISTRIBUTION.

     The rules and procedures for electing the timing effective for each Participant or Beneficiary shall be formulated and administered by the Plan Administrator in a consistent manner for all Participants in similar circumstances. If the Administrator elects for a Plan Year, distributions to Participants may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the regulations under the Code is given; provided that no such distribution to a Participant shall be made unless (1) the Participant is informed that he has the right for a period of at least 30 days after receiving the notice to consider whether or not to consent to a distribution (or a particular distribution option), and (2) the Participant affirmatively elects to receive a distribution after receiving the notice.

9.3  FORM OF DISTRIBUTION.

     The distribution shall be made in the form of a lump sum in cash.

9.4  DEFERRAL ELECTION.

     The Participant may make a written election prior to the receipt of the payment and prior to incurring a one- year Break in Service to defer such payment for a specified period of time ending no later than the Participant's Normal Retirement Date. If such election to defer is made and payment is not made prior to the Participant's one year Break in Service, all benefits shall be deferred to the Participant's Normal Retirement Date, unless an earlier distribution is elected.

     If the Participant's Vested Interest exceeds $5,000 ($3,500 for distributions made prior to 1998) and distribution is to occur before he attains age 62, the Participant must consent to the distribution before it may be made.

     Notwithstanding the foregoing paragraphs, if the Participant's Vested Interest is $3,500 or less, the distribution shall be made upon Termination of Employment.

9.5  PAYMENT OF BENEFITS.

     The payment of benefits under this Plan to the Participant shall be made not later than the 60th day after the close of the Plan Year in which the later of (a) or (b), below, occurs:

     (a)  The date on which the Participant attains his Normal Retirement Age;
          or

     (b) The date on which the Participant terminates his Service (including Termination of Employment, death or Disability) with the Employer; provided, however, that in no event shall distribution of that portion of a Participant's Account attributable to 401(k) Savings Contributions, Matching Contributions or Fail Safe Contributions be made prior to the earliest of the Participant's Retirement, death, Disability or Termination of Employment, unless such distribution is made on account of (i) the Employer's sale of its interest in a subsidiary and the Participant continues employment with the subsidiary; or
(ii) the Employer's sale of substantially all assets used in its trade or business and the Participant continues employment with the employer acquiring such assets; or (iii) the termination of the Plan, as provided in Article 14, without the establishment of a successor plan pursuant to Code Section 401(k)(10)(A)(i) and the regulations thereunder within the period ending 12 months after distribution of all assets from the Plan.

9.6  COMMENCEMENT OF DISTRIBUTIONS FOR PARTICIPANTS AGED 70-1/2.

     Notwithstanding the provisions of the preceding Payment of Benefits Section, distribution to a Participant who either (1) has terminated Service or
(2) is a "5% owner" (as defined in Section 416(i)(1)(B)(i) of the Code) must be made no later than the first day of April following the calendar year in which he attains age 70-1/2 and must be made in accordance with the regulations under
Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2. Distributions must be made to any other Participant who attains age 70 1/2 prior to January 1, 1999, only to the extent required under Sections 401(a)(9) and 411(d)(6) of the Code and the regulations thereunder.

9.7  DISTRIBUTION ON TERMINATION OF EMPLOYMENT.

     Following a Participant's Termination of Employment, he shall be entitled to receive a distribution of his entire Vested Interest.

9.8  DISTRIBUTION ON NORMAL RETIREMENT.

     A Participant who attains his Normal Retirement Age shall have a Vesting Percentage of 100%. If a Participant retires from the active Service of the Employer on his Normal Retirement Date, he shall receive a distribution of the entire value of his Participant's Account following his Normal Retirement Date.

9.9  DISTRIBUTION ON LATE RETIREMENT.

     A Participant may continue in the Service of the Employer after his Normal Retirement Age, and in such event he shall retire on his Late Retirement Date. Such Participant shall continue as a Participant under this Plan until such Late Retirement Date. The Participant shall have a Vesting Percentage of 100% and shall receive a distribution of the entire value of his Participant's Account following his Late Retirement Date.

9.10 DISTRIBUTION ON DISABILITY RETIREMENT.

     A Participant who retires from the Service of the Employer on account of Disability shall have a Vesting Percentage of 100% and shall receive a distribution of the entire value of his Participant's Account following his Disability Retirement Date.

9.11 DEATH DISTRIBUTION.

     If a Participant dies prior to his commencement of benefits, his entire interest will be distributed no later than five years after such Participant's death.

9.12 ALTERNATE PAYEE SPECIAL DISTRIBUTION.

     Distributions may be made to an alternate payee pursuant to a "qualified domestic relations order" as defined in ERISA at any time after the Participant reaches age 50 without regard to the employment status of the Participant. Any such distribution must be in a lump sum.

9.13 DIRECT ROLLOVER ELECTION.

     If a distribution of a Participant's Vested Interest occurs after December 31, 1992, and is neither one or a series of annual installments over a period of ten years (or more) nor the minimum amount required to be distributed pursuant to Section 9.6, the Administrator shall notify the Participant (or any spouse or former spouse who is his alternate payee under a "qualified domestic relations order" (as defined in Section 414(p) of the Code)) of his right to elect to have the distribution paid directly to an individual retirement account or annuity, a qualified defined contribution plan or a qualified annuity plan. If such distribution is to be made to the Participant's surviving spouse, the Administrator shall notify the surviving spouse of his right to elect to have the distribution paid directly to an individual retirement account or annuity. Any election under this Section 9.13 shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Administrator in order to comply with Section 401(a)(31) of the Code.

                                      ARTICLE 10

                                IN-SERVICE WITHDRAWALS


10.1 WITHDRAWAL OF MATCHING CONTRIBUTIONS, PROFIT SHARING CONTRIBUTIONS OR FAIL-SAFE CONTRIBUTIONS NOT ALLOWED.

     Withdrawals of Matching Contributions, Profit Sharing Contributions, or Fail-Safe Contributions prior to the attainment of age 59 1/2 are not allowed under this Plan.

10.2 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS FOR SERIOUS FINANCIAL

HARDSHIP.

     In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw a portion of his Participant Account attributable to his Rollover Contributions to meet such need, provided such withdrawal cannot exceed the amount required to meet the immediate financial need created by the Serious Financial Hardship. Such Serious Financial Hardship must be shown by positive evidence submitted to the Plan Administrator that the hardship is of sufficient magnitude to impair the Participant's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect the Participant's right under the Plan to make additional withdrawals or to continue to be a Participant.

10.3 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF 401(k) SAVINGS CONTRIBUTIONS.

     In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw a portion of his Participant's Account attributable to 401(k) Savings Contributions (but not any income attributable thereto), provided the withdrawal satisfies the following conditions:

     (a) DETERMINATION OF FINANCIAL NEED. A determination shall be made that the Participant has an immediate and heavy financial need if the hardship is caused by one or more of the following: (i) medical expenses described in
Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code) or the distribution is necessary for these persons to obtain such medical care; (ii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, his children or dependents; (iii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); or (iv) the need to prevent eviction of the Participant from or the foreclosure on the mortgage of the principal residence of the Participant.

     (b) WITHDRAWAL NECESSARY TO MEET NEED. To the extent the amount of the withdrawal requested does not exceed the amount required to relieve the Participant's financial need, and such need cannot be satisfied from some other resources that are reasonably available, a withdrawal will be considered necessary to satisfy an immediate and heavy financial need of the Participant if one of the following conditions are met: either (1) the Participant must represent to the Plan Administrator in writing that the need cannot be met by insurance, reasonable liquidation of assets (not itself creating hardship), cessation of 401(k) Savings Contributions, other distributions or loans from plans (including this Plan) maintained by the Employer or any other employer, or borrowing from commercial sources on reasonable commercial terms, or (2) the Participant must have obtained all withdrawals, other than for Serious Financial Hardship, and all nontaxable loans currently available under all plans maintained by the Employer; the Participant will be suspended from making 401(k) Saving Contributions to the Plan and any other plan maintained by the Employer for 12 months following receipt of the Serious Financial Hardship withdrawal; and, in the taxable year immediately following the taxable year of the Serious Financial Hardship withdrawal, the Participant will be precluded from making any 401(k) Savings Contributions in excess of the maximum allowable elective deferral amount described in Section 402(g) of the Code reduced by the amount of the Participant's 401(k) Savings Contributions for the taxable year of the Serious Financial Hardship withdrawal. The amount necessary to relieve the financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

10.4 NOTIFICATION.

     The Participant shall notify the Administrator in writing of his election to make a withdrawal under the provisions of this Article 10. Such election shall be effective as of the date specified in such notice, which date must be at least fifteen days after such notice is received by the Administrator. Payment of the withdrawal shall be subject to satisfaction of all of the conditions of withdrawal and the timing of such payment shall be set by the Administrator.

10.5 TAXES AND PENALTIES ARE RESPONSIBILITY OF PARTICIPANT.

     In the event that any taxes or penalties are assessed by the IRS, or any state or local taxing authority by reason of the withdrawal, the Participant shall be solely responsible for the same.

10.6 NO REPAYMENT ALLOWED.

     Hardship withdrawals under this Article may not be repaid by a Participant into his Participant's Account.

10.7 WITHDRAWAL AFTER AGE 59-1/2.

     A Participant who has attained age 59-1/2, may elect to withdraw from his Participant's Account, once each Plan Year, an amount which is equal to any whole percentage (not exceeding 100%) of the balance in his Participant's Accounts attributable to: 401(k) Savings Contributions, Matching Contributions, Rollover Contributions and Fail-Safe Contributions (including total earnings thereon).

10.8 WITHDRAWAL AFTER ATTAINMENT OF NORMAL RETIREMENT AGE.

     A Participant who has attained his Normal Retirement Age (and continues in Service) may elect to withdraw once each Plan Year an amount equal to any whole percentage (not exceeding 100%) of the balance in his Participant's Account. A Participant who make an election under this Section 10.8 shall continue to participate in the Plan.

                                      ARTICLE 11

                        FIDUCIARY DUTIES AND RESPONSIBILITIES

11.1 GENERAL FIDUCIARY STANDARD OF CONDUCT.

     Each fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

11.2 SERVICE IN MULTIPLE CAPACITIES.

     Any person or group of persons may serve in more than one Fiduciary capacity with respect to this Plan.

11.3 LIMITATIONS ON FIDUCIARY LIABILITY.

     Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no Person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

                                      ARTICLE 12

                                  THE ADMINISTRATOR


12.1 DESIGNATION OF ADMINISTRATOR.

     The Employer shall designate a person or persons to serve as Administrator under the Plan and such person or persons shall act in accordance with the terms of the Plan. In the absence of such designation by the Employer, the Employer shall be deemed to be the Administrator.

12.2 DUTIES AND AUTHORITY.

     The Administrator shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries. The Administrator shall perform all such duties as are necessary to operate, administer, and manage the Plan in accordance with the terms thereof, including but not limited to the following:

     (a) To determine all questions relating to a Participant's coverage under the Plan;

     (b)  To maintain all necessary records for the administration of the Plan;

     (c) To compute and authorize the payment of benefits to eligible Participants and Beneficiaries;

     (d) To interpret and construe the provisions of the Plan and to make rules and guidelines which are not inconsistent with the terms thereof: and

     (e) To advise or assist Participants regarding any rights, benefits, or elections available under the Plan.

     The Administrator shall take all such actions as are necessary to operate, administer, and manage the Plan as a retirement program which is at all times in full compliance with any law or regulation affecting this Plan.

     The Administrator may allocate certain specified duties of Plan administration to an individual or group of individuals who, with respect to such duties, shall have all reasonable powers necessary or appropriate to accomplish them.

12.3 EXPENSES AND COMPENSATION.

     All expenses of administration may be paid out of Plan assets unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Plan. However, the Employer may reimburse the Plan for any administration expense incurred. Nothing shall prevent the Administrator from receiving reasonable compensation for services rendered in administering this Plan, unless the Administrator already receives full-time pay from any Employer adopting the Plan.

12.4 INFORMATION FROM EMPLOYER:

     To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to this Plan as the Administrator may require.

12.5 ADMINISTRATIVE COMMITTEE: MULTIPLE SIGNATURES.

     In the event that more than one person has been duly nominated to serve on the Administrative Committee and has signified in writing the acceptance of such designation, the signature(s) of one or more persons may be accepted by an interested party as conclusive evidence that the Administrative Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Administrative Committee. No person receiving such documents or written instructions and acting in good faith and reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

12.6 RESIGNATION AND REMOVAL: APPOINTMENT OF SUCCESSOR.

     The Administrator, or any member of the Administrative Committee, may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.
The Employer, upon receipt of or giving notice of the resignation or removal of the Administrator, shall promptly designate a successor Administrator who must signify acceptance of this position in writing. In the event no successor is appointed, the Board of Directors of the Employer will function as the Administrative Committee until a new Administrator has been appointed and has accepted such appointment.

12.7 INVESTMENT MANAGER.

     The Administrator may appoint, in writing, an Investment Manager or Managers to whom is delegated the authority to manage, acquire, invest or dispose of all or any part of the Plan assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Employer, who shall in turn be entitled to rely upon such written direction. This appointment and delegation shall be evidenced by a signed written agreement.

12.8 DELEGATION OF DUTIES.

     The Administrator shall have the power, to the extent permitted by law, to delegate the performance of such Fiduciary and non-Fiduciary duties, responsibilities and functions as the Administrator shall deem advisable for the proper management and administration of the Plan in the best interests of the Participants and their Beneficiaries.

                                      ARTICLE 13

                               BENEFITS CLAIM PROCEDURE


13.1 FILING A CLAIM FOR BENEFITS.

     A Participant or Beneficiary or the Employer acting in his behalf, shall notify the Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Administrator and shall set forth the basis of such claim and shall authorize the Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

     A decision by the Administrator shall be made promptly and not later than 90 days after the Administrator's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim of benefits.

13.2 DENIAL OF CLAIM.

     Whenever a claim for benefits by any Participant or Beneficiary has been denied by a Plan Administrator, a written notice, prepared in a manner calculated to be understood by the Participant, must be provided, setting forth
(1) the specific reasons for the denial; (2) the specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure.

13.3 REMEDIES AVAILABLE FOR DENIAL OF CLAIM.

     Upon receipt of notice of denial of a claim, a Participant or Beneficiary may (1) request a review by a named Fiduciary, other than the Administrator, upon written application to the Plan; (2) review pertinent Plan documents; and
(3) submit issues and comments in writing to a named Fiduciary. A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

     A decision by a named Fiduciary shall be made promptly and not later than 80 days after the named Fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later then 120 days after receipt of a request for review. The decision shall be written in a manner calculated to be understood by the claimant, with specified references to the pertinent Plan provisions on which the decision is based.

     A Participant or Beneficiary shall be entitled, either in his own name or in conjunction with any other interested parties, to bring such actions in law or equity or to undertake such administrative actions or to seek such relief as may be necessary or appropriate to compel the disclosure of any required information, to enforce or protect his rights, to recover present benefits due to him or to clarify his rights to future benefits under the Plan.

13.4 LIMITATION OF RIGHTS.

     Participation hereunder shall not grant any Participant the right to be retained in the Service of the Employer or any other rights or interest in the Plan other than those specifically herein set forth.

13.5 MERGERS OR TRANSFERS.

     In the case of any merger or consolidation with or transfer of assets or liabilities of the Plan to any other qualified plan, the following conditions must be met:

     (a) The sum of the account balances in each plan shall equal the fair market value (determined as of the date of the merger or transfer as if the plans had then terminated) of the entire plan assets.

     (b) The assets of each plan shall be combined to form the assets of the plan as merged (or transferred).

     (c) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately prior to the merger (or transfer).

     (d) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall be entitled to the same optional benefit form as he was entitled to immediately prior to the merger (or transfer).

     In the case of any merger or consolidation with or transfer of assets or liabilities to any defined benefit plan, one of the plans before such merger, consolidation, or transfer shall be converted into the other type of plan and either the rules described above, applicable to the merger of two defined contribution plans, or the rules applicable to the merger of two defined benefit plans, as appropriate, shall be applied.

                                      ARTICLE 14

                         AMENDMENT OR TERMINATION OF THE PLAN


14.1 AMENDMENT OF THE PLAN.

     USCS International, Inc. shall have the right from time to time to modify or amend, in whole or in part, any or all provisions of the Plan by adoption of a resolution by the Board of Directors. Notwithstanding the above, any amendment of the Plan that is not reasonably anticipated to result in a significant additional cost to the Employers, or which is necessary to ensure compliance with applicable provisions of the Code and ERISA, may be adopted by the Director of Benefits Administration of USCS International, Inc., by a written instrument. Upon any such modification or amendment, the Administrator and all Employers shall be furnished a copy thereof.

     No amendment shall deprive any Participant or Beneficiary of any Vested Interest hereunder. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adapted or the date it becomes effective.

     Any participant having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to such amendment. Such written election by a Participant shall be made to the Administrator. The period during which the election must be made by the Participant shall begin no later than after the latest of the following dates: (a) the date which is 60 days after the day the amendment is adopted; or (b) the date which is 60 days after the day the amendment becomes effective; or (c) the date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

     No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution.

14.2 CONDITIONS OF AMENDMENT.

     The Employer shall not make any amendment which would cause the Plan to lose its status as a qualified plan within the meaning of Section 401(a) of the Code.

14.3 TERMINATION OF THE PLAN.

     The Employer intends to continue the Plan indefinitely for the benefit of its Employees, but reserves the right to terminate the Plan at any time by resolution of its

Board of Directors. Upon such termination, the liability of the Employer to make contributions hereunder shall terminate.

14.4 FULL VESTING.

     Upon the termination of the entire Plan, or upon full or partial termination of the Profit Sharing portion of the Plan, or upon complete discontinuance of all Employer contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account shall be 100% vested and nonforfeitable.

14.5 DISTRIBUTIONS UPON PLAN TERMINATION.

     If this Plan is terminated and the Employer does not maintain or establish another defined contribution plan, pursuant to Code Section 401(k)(10)(A)(i), each Participant shall receive a total distribution, in the form of a lump-sum distribution as defined in Code Section 401(k)(10)(b)(ii), of his Participant's Account in accordance with the terms and conditions of Article S.

     However, if this Plan is terminated and the Employer does maintain or establish another defined contribution plan as discussed in the above paragraph, or if the Plan is only partially terminated, each Participant shall receive a total distribution of his Participant's Account, excluding any amounts attributable to 401(k) Savings Contributions and contributions made by the Employer designated as Fail-Safe Contributions in accordance with the terms and conditions of Article 9. In such a situation, any amounts in a Participant's Account attributable to 401(k) Savings Contributions and contributions made by the Employer designated as Fail-Safe Contributions may be distributed only upon the occurrence of an event described in Article 9.

     No Participant consent will be required for a distribution where no successor plan exists. However, if the Employer does maintain a successor plan, Participant consent is required for a distribution exceeding $3,500. The Participant's Account will be transferred to such successor plan if the required consents are not received.

14.6 APPLICATION OF FORFEITURES.

     Upon the termination of the Plan, any Forfeitures which have not been allocated as of such termination shall be allocated and credited in the manner described in Paragraph 3.7.

14.7 APPROVAL BY THE INTERNAL REVENUE SERVICE.

     Notwithstanding any other provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Employer's Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of Section 401(a) of the Internal Revenue Code. In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Employer's Plan fails to so qualify as of the Effective Date, all liability of the Employer to make further contributions hereunder shall cease. The Plan Administrator and any other named Fiduciary shall be notified immediately by the Employer, in writing, of such failure to qualify. Upon such notification, (i) amounts attributable to 401(k) Savings Contributions, Matching Contributions, and Profit Sharing Contributions shall be returned in cash to the Employer which shall pay such amounts (less applicable taxes and withholding) as compensation to the Participant; (ii) amounts attributable to Fail-Safe Contributions shall be returned to the Employer and the Participant shall have no rights thereto or therein; and (iii) amounts attributable to Rollover Contributions shall be returned directly to the Participants.

14.8 SUBSEQUENT UNFAVORABLE DETERMINATION.

     If the Employer is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of Section 401(a) of the Internal Revenue Code, and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan shall so qualify, the Participant's Accounts shall be fully vested and nonforfeitable and shall be disposed of as if the Plan had terminated.

                                      ARTICLE 15

                                SUBSTITUTION OF PLANS


15.1 SUBSTITUTION OF PLANS.

     Subject to the provisions of Paragraph 13.5, the Employer may substitute an individually designed plan or master or prototype plan for this Plan without terminating this Plan as embodied herein and this shall be deemed to constitute an amendment and restatement in its entirety of this Plan as heretofore adopted by the Employer; provided, however, that the Plan as restated meets the requirements of Section 401(a) of the Internal Revenue Code and ERISA.

15.2 TRANSFER OF ASSETS.

     Upon 90 days written notification from the Employer (unless the Trustee shall accept a shorter period of notification) that a different plan meeting the requirements set forth in Paragraph 15.1 above has been executed and entered into by the Administrator and the Employer, and after the Trustee has been furnished the Employer's certification in writing that the Employer intends to continue the Plan as a qualified Plan under Section 401(a) of the Internal Revenue Code and ERISA, the Trustee shall transfer the value of all Participants' Accounts to the Employer or such person or persons as may be entitled to receive the same. The Trustee may rely fully on the representations or directions of the Employer with respect to any such transfer and shall be fully protected and discharged with respect to any such transfer made in accordance with such representations, instructions or directions.

                                      ARTICLE 16

                                    MISCELLANEOUS


16.1 NON-REVERSION.

     This Plan has been established by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as otherwise provided in Paragraphs 14.7 and 16.6, under no circumstances shall any funds contributed hereunder, at any time, revert to or be used by the Employer; nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Beneficiaries except as provided in a "qualified domestic order", as defined in Code Section 414(p) and ERISA (29 USC 1056(d)).


16.2 REFERENCE TO THE CODE AND ERISA.

     Any reference to any Section of the Internal Revenue Code, ERISA or to any other statute or law shall be deemed to include any successor law of similar import.

16.3 GOVERNING LAW.

     The Plan shall be governed and construed in accordance with the laws of the State of California to the extent that such laws have not been preempted and superseded by ERISA.

16.4 COMPLIANCE WITH THE CODE AND ERISA.

     This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

16.5 NON-ALIENATION: QUALIFIED DOMESTIC RELATIONS ORDERS.

     It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no right or interest of any Participant in the Plan shall be liable far or subject to any obligation or liability of such Participant; except that the Participant's Account may be segregated and distributed pursuant to a "qualified domestic relations order" within the meaning of Internal Revenue Code Section 414(p) and ERISA 29 USC 1056(d). The Plan Administrator shall establish procedures for determining if an order is a "qualified domestic relations order" within the meaning of Code Section 414(p) and ERISA Section 1056(d) (29 USC 1056(d)).

16.6 CONTRIBUTION RECAPTURE.

     Notwithstanding any other provisions of this Plan, (1) in the case of a contribution which is made by an Employer by a mistake of fact, Paragraph 16.1 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution, and (2) if a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, Paragraph 16.1 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after the disallowance of the deduction. The amount which may be returned to the Employer is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer would have to be limited so as to avoid such reduction.

16.7 "TOP HEAVY" CONTINGENCY PROVISIONS.

     (a) The provisions of this Paragraph 16.7 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

     (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the last day of the immediately preceding Plan Year by considering the Plan together with the ESOP. The Plan (and the ESOP) shall be "top-heavy" only if the total of the account balances under the Plan and the ESOP for 'key employees" as of the determination date exceeds 60% of the total of the account balances for all Participants. For such purposes, account balances shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees" shall be certain Participants (who are officers or shareholders of the Employer) and Beneficiaries described in Section 416(i)(1) or (5) of the Code.

     (c) For any Plan Year in which the Plan is "top-heavy", each Participant who is an Employee on the last day of the Plan Year (and who is not a "key employee") shall receive a minimum allocation of Employer contributions which is equal to the lesser of:


          (1)  3% of his Statutory Compensation; or

          (2) the same percentage of his Statutory Compensation as the allocation to "key employees" for whom the percentage is the highest for that Plan Year. For this purpose, the allocation to the "key employee" shall include any ESOP contributions, any 401(k) Savings Contributions, Matching Contributions, and any Profit Sharing Contributions, but shall not include any Rollover Contributions.

     (d) For any Plan Year in which the Plan is "top-heavy," Statutory Compensation of each Employee for purposes of the Plan shall not take into account any amount in excess of $160,000, as adjusted for increases in the cost of living pursuant to Section 401(a)(17)(B) of the Code.

     (e) As of the first day of any Plan Year in which the Plan has become "top-heavy," the vesting schedule in Paragraph 5.3 shall be amended (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become "top-heavy") to read as follows:

                                        Nonforfeitable
                                           Vesting
          Years of Service                Percentage
          ----------------              --------------

          Less than 2 years                    0%
          2 but less than 3 years             20%
          3 but less than 4 years             40%
          4 but less than 5 years             60%
          5 or more years                    100%


     If the Plan ceases to be "top-heavy," the vesting schedule of Participant's Account of a Participant who, at that time, has less than three Years of Service shall thereafter be determined under the vesting schedule in Article 5 instead of the vesting schedule set forth above, except that his nonforfeitable percentage shall not be reduced below the nonforfeitable percentage that he had at the time the Plan ceased to be "top-heavy". If the Plan ceases to be "top-heavy", the vesting schedule of a Participant who, at that time, has three or more Years of Service shall continue to be determined under the vesting schedule in this Paragraph 16.7(e) rather than Paragraph 5.3

                                      ARTICLE 17

                                   TRUST AGREEMENT


17.1 CREATION AND ACCEPTANCE OF TRUST.

     The Trustee, by joining in the execution of the Plan and trust agreement, accepts the Trust hereby created and agrees to act in accordance with the express terms and conditions herein stated.

17.2 TRUSTEE CAPACITY; CO-TRUSTEES.

     The Trustee may be a bank, trust company or other corporation possessing trust powers under applicable state or federal law or one or more individuals or any combination thereof.

     When two or more persons serve as Trustee, they are specifically authorized, by a written agreement between themselves, to allocate specific responsibilities, obligations or duties among themselves. An original copy of such written agreement is to be delivered to the Administrator.

17.3 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

     Any Trustee may resign at any time by delivering to the Administrator a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.

     The Trustee may be removed with or without cause by the Board of Directors by delivery of a written notice of removal, to take effect at a date specified therein, which shall not be less than 30 days after delivery thereof, unless such notice shall be waived.

     In the case of the resignation or removal of a Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by written agreement of settlement between the Trustee and the Administrator.

     Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust and all rights and privileges under this Agreement therefore vested in such Trustee shall vest in the successor Trustee, and thereupon all future liability of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust assets, and all rights and privileges to the successor Trustee.

     The Board of Directors, upon receipt of notice of the resignation or removal of the Trustee, shall promptly designate a successor Trustee, whose appointment is subject to acceptance of this Trust in writing and shall notify in writing the Administrator of such successor Trustee.

17.4 TAXES, EXPENSES AND COMPENSATION OF TRUSTEE.

     The Trustee shall deduct from and charge against the Trust fund any taxes paid by it which may be imposed upon the Trust fund or the income thereof or which the Trustee is required to pay with respect to the interest of any person therein.

     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust fund unless paid or advanced by the Employer.

17.5 TRUSTEE ENTITLED TO CONSULTATION.

     The Trustee shall be entitled to advice of counsel, which may be counsel for the Plan or the Employer, in any case in which the Trustee shall deem such advice necessary. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of this Plan, it shall not be the responsibility of the Trustee to interpret the terms of the Plan or Trust and the Trustee may request, and is entitled to receive guidance and written direction from the Administrator on any point requiring construction or interpretation of the Plan documents.

17.6 RIGHTS, POWERS AND DUTIES OF TRUSTEE.

     The Trustee shall have the following rights, powers, and duties:

     (a) The Trustee shall be responsible for the safekeeping and administering of the assets of this Plan and Trust in accordance with the provisions of this Agreement and any amendments thereto. The duties of the Trustee under this Agreement shall be determined solely by the express provisions of this Agreement and no further duties or responsibility shall be implied. Subject to the terms of this Plan and Trust, the Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions or directions of the Administrator or any other named Fiduciary.

     (b) The Trustee shall have all powers necessary or convenient for the orderly and efficient performance of its duties hereunder, including but not limited to those specified in this section. The Trustee may appoint one or more administrative agents or contract for the performance of such administrative and service functions as it may deem necessary for the effective implementation and operation of the Plan and Trust.

     (c) The Trustee shall have the power to collect and receive any and all monies and other property due hereunder and to give full discharge and acquaintance therefor; to settle, compromise or submit to arbitration any claims, debits or damages due or owing to or from the Trust; to commence or defend its suits or legal proceedings wherever, in its judgment, any interest of the Trust requires it; and to represent the

Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal. It shall have the power generally to do all acts, whether or not expressly authorized, which the Trustee in the exercise of its Fiduciary responsibility may deem necessary or desirable for the protection of the Trust and the assets thereof.

     (d) The Trustee may temporarily hold cash balances and shall be entitled to deposit any such funds received in a bank account or bank accounts in the name of the Trust in any Bank or Banks selected by the Trustee, including the banking department of the Trustee, pending disposition of such funds in accordance with the Trust. Any such deposit may be made with or without interest.

     (e) The Trustee shall deal with any assets of this Trust held or received under this Plan only in accordance with the written directions from the Administrator. The Trustee shall be under no duty to determine any facts or the propriety of any action taken or omitted by it in good faith pursuant to instructions from the Administrator.

     (f) If the whole or any part of the Trust shall become liable for the payment of any estate, inheritance, income or other tax which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax out of any monies or other property in its hands for the account of the person whose interest hereunder is so liable. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on instructions from the Administrator.

     (g) The Trustee shall keep a full, accurate and detailed record of all transactions of the Trust which the Administrator shall have the right to examine at any time during the Trustee's regular business hours. Following the close of the fiscal year of the Trust, or as soon as practical thereafter, the Trustee shall furnish the Administrator with a statement of account. This account shall set forth all receipts, disbursements and other transactions effected by the Trustee during said year.

     The Administrator shall promptly notify the Trustee in writing of its approval or disapproval of the account. The Administrator's failure to disapprove the account within 60 days after receipt shall be considered an approval. The approval by the Administrator shall be binding as to all matters embraced in any statement to the same extent as if the account of the Trustee had been settled by judgment or decree of a court of competent jurisdiction under which the Trustee, Administrator, Employer and all persons having or claiming any interest in the Trust were parties; provided, however, that the Trustee may have its account judicially settled if it so desires.

     (h) If, at any time, there shall be a dispute as to the person to whom payment or delivery of monies or property should be made by the Trustee, or regarding any action to be taken by the Trustee, the Trustee may postpone such payment, delivery or action, retaining the funds or property involved in a court of competent jurisdiction or the Trustee shall have been indemnified to its satisfaction or until it has received written direction from the Administrator.

     (i) Anything in this instrument to the contrary notwithstanding, it shall be understood that the Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become or remain a Participant hereunder, all such responsibilities being vested in the Administrator. The Trustee shall have no duty to collect any contribution from the Employer and shall not be concerned with the amount of any contribution nor the application of the contribution formula.

17.7 EVIDENCE OF TRUSTEE ACTION.

     In the event that the Trustee is comprised of two or more Trustees, then those Trustees may designate one such Trustee to transmit all decisions of the Trustee and to sign all necessary notices and other reports on behalf of the Trustee. All notices and other reports bearing the signature of the individual Trustee so designated shall be deemed to bear the signatures of all the individual Trustees and all parties dealing with the Trustees are entitled to rely on any such notices and other reports as authentic and as representing the action of the Trustee.

17.8 INVESTMENT POLICY.

     This Plan has been established far the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining its investments hereunder, the Trustee shall take account of the advice provided by the Administrator as to funding policy and the short and long range needs of the Plan based on the evident and probable requirements of the Plan as to the time benefits shall be payable and the requirements therefor.

     IN WITNESS WHEREOF, the Employer and the Trustee have hereunto affixed their signature to this U.S. Computer Services 401(k) Retirement Plan.



                                   USCS INTERNATIONAL, INC.



                                   By_____________________________